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                                                                    EXHIBIT 99.1

BROADWING PRESS RELEASE

INVESTOR CONTACT:                           MEDIA CONTACT:
Mike Hemsath                                Thomas Osha
513.397.7788                                513.397.7316
mike.hemsath@broadwing.com                  tom.osha@broadwing.com

                        BROADWING INC. CONCLUDES INTERNAL
                 INVESTIGATION, AMENDS 2002 10-K ANNUAL REPORT

CINCINNATI--May 15, 2003 -- Broadwing Inc. (NYSE: BRW) today announced that it filed with the Securities and Exchange Commission an amendment to its 2002 10-K Annual Report, following an internal investigation regarding the interest of an executive in an affiliate of a supplier to the Company.

The Company emphasized that neither the amendment nor the investigation would have any impact on the Company's financial statements. The amendment reads as follows:

"In October of 1997, our then-President of a subsidiary of the Company, Cincinnati Bell Wireless Company, (and now the Chief Operating Officer of the Company), John F. Cassidy, sold a profits interest in Scorecard Systems Inc. ("Systems"), a company of which he participated in the founding in October 1996, to Systems in exchange for deferred payment obligations aggregating approximately $1.67 million payable from Systems to Mr. Cassidy. An affiliate of Systems, Scorecard Solutions Inc. ("Solutions"), a company that was created for the primary purpose of transacting business with the Company and a company in which Mr. Cassidy did not otherwise have an interest, became a vendor to the Company in December of 1997. Systems and Solutions provide tools to enable telecommunications companies to monitor their businesses. In early 2002, Systems also contracted with the Company while Mr. Cassidy was still a creditor of Systems. The final payment on the deferred obligation in the amount of approximately $676,000 was received by Mr. Cassidy in 2002. The Company paid Solutions and Systems an aggregate of approximately $3.5 million from 1997 through 2002 for services rendered."

The Board of Directors issued a reprimand to Mr. Cassidy.

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ABOUT BROADWING
Broadwing Inc. (NYSE: BRW) is an integrated communications company comprised of Broadwing Communications and Cincinnati Bell. Broadwing Communications leads the industry as the world's first intelligent, all-optical, switched network provider and offers businesses nationwide a competitive advantage by providing data, voice and Internet solutions that are flexible, reliable and innovative on its 18,700-mile optical network and its award-winning IP backbone. Cincinnati Bell is one of the nation's most respected and best performing local exchange and wireless providers with a legacy of unparalleled customer service excellence


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and financial strength. The company was recently ranked number one in customer satisfaction, for the second year in a row, by J.D. Power and Associates for local residential telephone service and residential long distance among mainstream users and received the number one ranking in wireless customer satisfaction in its Cincinnati market. Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. Broadwing Inc. is headquartered in Cincinnati, Ohio. For more information, and to obtain detail of the company's definition of cash flow, visit www.broadwing.com.

NOTE: Information included in this news release contains forward-looking statements that involve potential risks and uncertainties. Broadwing's future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, Broadwing's ability to maintain its market position in communications services, general economic trends affecting the purchase of telecommunication services, Broadwing's ability to complete the sale of its broadband business, world and national events that may affect the ability to provide services, and its ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including the 2002 Form 10-K for Broadwing Inc. and Broadwing Communications Inc.